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                                                                     EX-99.B1(a)

                        THE ADVISORS' INNER CIRCLE FUND
                               AMENDMENT NO. 1 TO
                       AGREEMENT AND DECLARATION OF TRUST


     The undersigned being the Assistant Secretary of The Advisors' Inner Circle Fund (the "Trust") a Massachusetts business trust, does hereby certify that the Board of Trustees of the Trust at a meeting held on November 11, 1996, duly adopted an amendment to the Trust's Agreement and Declaration of Trust which inserts a new Section 7 under Article IV, as follows:

Reorganization
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     Any one or more series created on or after November 11, 1996 may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the Commonwealth of Massachusetts or any other state of the United States; or (2) transfer a substantial portion of its assets to one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan or reorganization authorized and approved by the Trustees and entered into by the relevant series in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of any series."

     IN WITNESS WHEREOF, this Certificate is signed this 2nd day of December, 1996.


                                                THE ADVISORS' INNER CIRCLE FUND

                                                /s/ John H. Grady, Jr.
                                                --------------------------------
                                                John H. Grady, Jr.
                                                Assistant Secretary